UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

Worldpay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2018, Worldpay, Inc. (the “Company”) announced that on September 17, 2018, Philip Jansen, the Company’s Co-Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), agreed to step down as Co-Chief Executive Officer, effective December 31, 2018, at which time Mr. Jansen will also resign as a member of the Board, and the size of the Board will be reduced to eleven directors.

The Company and Mr. Jansen have entered into an agreement memorializing the terms of his departure, which terms are consistent with his Service Agreement, Confirmation Letter and equity award agreements with the Company, as well as Company policies and statutory entitlements generally available to all employees based in the United Kingdom.

A copy of the press release announcing Mr. Jansen’s departure is furnished as Exhibit 99.1 to this current report, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated September 19, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDPAY, INC.

Dated: September 19, 2018	By:	/s/ NELSON F. GREENE
	Name:	Nelson F. Greene
	Title:	Chief Legal Officer and Corporate Secretary

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